Exhibit 10.50

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Version

ASSET Transfer AGREEMENT

This ASSET TRANSFER AGREEMENT (this “Agreement”) is made and entered as of June 28, 2023 (“Effective Date”) by and between Pharmosa Biopharm Inc., a corporation incorporated under the laws of Taiwan having a place of business at 3F.-3, No. 66, Sanchong Road, Nangang District, Taipei City 11502, Taiwan (“Seller”), and Liquidia Technologies, Inc., a corporation incorporated under the laws of the State of Delaware, USA having a place of business at 419 Davis Drive, Suite 100, Morrisville, NC 27560, USA (“Buyer”).  Seller and Buyer may be referred to herein as a “Party” or, collectively, as “Parties”, and certain other capitalized terms not otherwise defined herein shall have the definitions set forth in Article V hereof.

W I T N E S S E T H:

WHEREAS, concurrently with and contingent on the execution of this Agreement, the Parties are entering into that certain License Agreement by and between the Buyer and Seller dated on or around the date hereof (the “License Agreement”) pursuant to which the Buyer is obtaining an exclusive license to certain intellectual property rights owned, licensed to or otherwise controlled by the Seller; and

WHEREAS, in connection with the License Agreement, Seller desires to transfer ownership of the Inventory to Buyer, and Buyer desires to obtain ownership of the Inventory from Seller, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, promises and covenants set forth herein and in the License Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I
TRANSFER OF INVENTORY
Section 1.01.  Transfer of Inventory.  On the terms and subject to the conditions of this Agreement and for the consideration set forth herein and in the License Agreement, Seller hereby conveys, assigns, transfers and delivers to Buyer, and Buyer hereby acquires from Seller, the Inventory.  Such rights, title and interests in and to the Inventory shall be free and clear of any and all claims, Liabilities, liens and encumbrances, except as expressly provided herein.
Section 1.02.  Inventory.  Seller shall Deliver to Buyer the Inventory in accordance with Section 1.06 on the respective delivery dates set forth in Exhibit A (or such other date as may be agreed by the Parties in writing).  As of each date of Delivery of Inventory, Seller shall transfer all rights, title and interests in and to the respective Inventory to Buyer.  Prior to the date of each Delivery, Seller shall provide an invoice to Buyer for the applicable amount(s) set forth on Exhibit A for the respective Inventory.  Buyer shall pay the applicable amount(s) set forth in Exhibit A for such Inventory at the time of Delivery.
Section 1.03.  Excluded Liabilities. In connection with the transfer of the Inventory pursuant to this Agreement, Buyer shall assume no Liabilities or obligations of any nature, whether known or unknown, whether fixed or contingent, including any warranties of previously sold products or inventory, accrued or not accrued, which arise out of any events occurring or actions taken or omitted to be taken by or on behalf of Seller, or otherwise arising out of or incurred in connection with the conduct of the manufacture, purchase and sale, use and possession of Inventory on or prior to the applicable date of Delivery of such Inventory (the “Excluded Liabilities”), and Seller shall remain solely liable therefore for the Excluded Liabilities.
Section 1.04.  Closing.  Subject to the terms and conditions set forth herein, the closing with respect to the transfers contemplated herein (the “Closing”) shall take place with respect to each item of Inventory upon its applicable date of Delivery (the “Closing Date”).
Section 1.05.  Bill of Sale.  Seller shall, simultaneously with the Effective Date, execute and deliver to Buyer a Bill of Sale with respect to the Inventory (the “Bill of Sale”), substantially in the form of Exhibit B hereto, effective as of the Effective Date.
Section 1.06.  Delivery.   The Inventory shall be delivered Ex Works (Incoterms 2020) the location and on the delivery date of the respective Inventory identified in Exhibit A (“Delivery”) whereupon the risk of loss for the Inventory shall pass to Buyer.  Seller will assist Buyer in shipping the Inventory to the destinations designated by Buyer at Buyer’s cost. Notwithstanding the foregoing, with respect to any Inventory currently stored at the Philadelphia GMP Depot Facility and which Buyer elects to continue to store at such location, Delivery (and risk of loss) shall be deemed to occur at the time (a) Buyer has entered into an agreement with Marken Limited or the applicable third party responsible for such storage at the Philadelphia GMP Depot Facility and (b) such Inventory has been transferred to Buyer’s account at the Philadelphia GMP Depot Facility.   If Buyer fails to take Delivery of the Inventory in other locations on the applicable delivery date set forth in Exhibit A by more than seven (7) days, the Delivery shall be deemed to occur on the eighth (8th) day following the applicable delivery date, and Buyer shall be responsible for all costs arising therefrom including the storage costs after the date of the deemed Delivery.
Section 1.07.  Further Action.  In the event that at any time after any Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party agrees that it will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, and all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article IV).
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF Seller

Seller represents and warrants to Buyer that the statements contained in this Article II are true and correct as of the Effective Date and shall be true and correct as of the date of each Delivery with the same force and effect as though such representations and warranties had been made on and as of the Effective Date.

Section 2.01.  Organization.  Seller is a corporation duly incorporated, validly existing and in good standing in Taiwan.  Seller has all corporate power required to carry on its business as now conducted and to transfer and assign the Inventory to Buyer.
Section 2.02.  Authorization.  The execution, delivery and performance of this Agreement by Seller is within Seller’s corporate power, has been duly authorized by all necessary action on the part of Seller and constitutes a valid and legally binding obligation of Seller enforceable in accordance with its terms.
Section 2.03.  Title.  Seller is the owner of good and valid title to Inventory, and on the applicable Closing Date, the respective Inventory shall not be subject to any Liabilities, liens, leases, charges, claims, licenses, rights, encumbrances or restrictions on transfers other than the Permitted Liens, and no financing statement for security interest covering all or any portion of the Inventory and naming Seller as debtor will be in effect.  As of the date of each Delivery of Inventory, Buyer will acquire such Inventory for its exclusive use free and clear of all Liabilities owed by Seller to third parties, liens, leases, charges, claims, licenses, rights, encumbrances and restrictions on transfers.  As of the date of Delivery of Inventory, Seller shall have no right, title or interest in such Inventory.
Section 2.04.  Agreements.  Each agreement relating to the Inventory was duly executed and delivered by, and constitutes a valid and binding obligation of, Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  There has been no breach of the terms of any agreement related to the Inventory by Seller or, to the Knowledge of Seller, by any other party to such agreement.
Section 2.05.  Inventory.  Exhibit A sets forth a report by units, expiration date, lot number (as applicable) and location of the Inventory as of the Effective Date in each case owned or controlled by Seller or its Affiliates as of the Effective Date.  To the Knowledge of Seller, the Inventory has been manufactured in accordance with the applicable specification therefor and good manufacturing practices in all material respects.  The Inventory, while in possession of Seller or its Affiliates, has been stored and handled in conformity with the applicable specifications for such Inventory in all material respects.  To Seller’s Knowledge, all Inventory (a) has been manufactured, handled, and stored in accordance with cGMP, and applicable Law in all material respects, and (b) are free of defects and useable in the ordinary course of business.
Section 2.06.  Tax Matters.  There are no liens with respect to Taxes upon Delivery of any of the Inventory (except for Taxes not yet due).
Section 2.07.  Licenses and Permits.  Seller has all governmental licenses, authorizations and permits required to sell, transfer, assign and deliver the Inventory to Buyer pursuant to Section 1.06, and all such licenses, authorizations and permits are in full force and effect.
ARTICLE III
representations and warranties of Buyer

Buyer represents and warrants to Seller that the statements contained in this Article III are true and correct as of the Effective Date and shall be true and correct as of the date of each Delivery with the same force and effect as though such representations and warranties had been made on and as of the Effective Date.

Section 3.01.  Organization.  Buyer is a corporation duly incorporated, validly existing and in good standing in the State of Delaware.  Buyer has all corporate power required to carry on its business as now conducted and to purchase, acquire and assume the Inventory from Seller.
Section 3.02.  Authorization.  The execution, delivery and performance of this Agreement by Buyer is within Buyer’s corporate power, has been duly authorized by all necessary action on the part of Buyer and, when executed and delivered in accordance with the terms hereof, will constitute a valid and legally binding obligation of Buyer enforceable in accordance with its terms.

ARTICLE IV

INDEMNIFICATION

Section 4.01.  Seller’s Indemnity.  Subject to the limitations set forth herein, Seller hereby agrees to indemnify Buyer and its Affiliates, and their respective stockholders, officers, directors, employees, representatives, counsel, agents, successors and assigns (collectively, the “Buyer Indemnified Parties”), against, and agrees to hold the Buyer Indemnified Parties harmless from, any Loss incurred or suffered by such Buyer Indemnified Parties (individually, “Claim” or collectively, “Claims”), directly or indirectly (whether based on contract, tort, product liability, strict liability or otherwise), incurred in litigation or otherwise, and any investigation relating thereto, by any of the Buyer Indemnified Parties, to the extent resulting from or arising out of: (a) any breach of any of the representations or warranties of Seller or any of its Affiliates contained in this Agreement, (b) nonfulfillment of or any failure by Seller to perform any covenant or agreement made or undertaken by Seller or its Affiliates in this Agreement, (c) all Excluded Liabilities, or (d) any Liability of Seller that becomes a Liability of any Buyer Indemnified Parties under bulk sales, bulk transfers or similar applicable Laws of any jurisdiction, under any common law doctrine or de facto merger or successor liability, or otherwise by operation of applicable Law.
Section 4.02.  Buyer’s Indemnity.  Subject to the limitations set forth herein, Buyer hereby agrees to indemnify Seller and its Affiliates, and their respective stockholders, officers, directors, employees, representatives, counsel, agents, successors and assigns (collectively, the “Seller Indemnified Parties”; Seller Indemnified Parties and Buyer Indemnified Parties each constitute, as applicable, “Indemnified Parties”), against, and agrees to hold the Seller Indemnified Parties harmless from all Claims, directly or indirectly (whether based on contract, tort, product liability, strict liability or otherwise), incurred in litigation or otherwise, and any investigation relating thereto, by any of the Seller Indemnified Parties, to the extent resulting from or arising out of: (a) any breach of any of the representations or warranties of Buyer or any of its Affiliates contained in this Agreement or (b) nonfulfillment of or any failure by Buyer to perform any covenant or agreement made or undertaken by Buyer or its Affiliates in this Agreement.
Section 4.03.  General.  Indemnification under this Article IV shall extend to, and shall include, reasonable attorneys’ fees, reasonable accountants’ fess, costs of litigation and other expenses reasonably incurred by the Indemnified Parties in the investigation or defense of any Claim asserted against such Indemnified Party and any amounts paid in settlement or compromise of any Claim asserted against it, but only to the extent that the Claim asserted is or would have been subject to this Article IV.
Section 4.04.  EXCEPT WITH RESPECT TO EACH PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 4.01 OR 4.02, AS APPLICABLE, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF.
ARTICLE V
MISCELLANEOUS
Section 5.01.  Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at the following addresses:

If to Seller:

Pharmosa Biopharm Inc.

3F.-3, No. 66, Sanchong Road

Nangang District, Taipei City 11502

Taiwan

Attention: Pei Kan/ Weishu Lu

Email: peikan@pharmosa.com.tw / Weishu.lu@pharmosa.com.tw

With a copy (which shall not constitute notice) to:

K&L Gates

30F, No. 95. Dun Hua S. Road, Section 2

Ta-an District, Taipei City 106

Taiwan

Attention: Jacqueline Fu

Email: jacqueline.fu@klgates.com

If to Buyer:

Liquidia Technologies, Inc.

419 Davis Drive, Suite 100

Morrisville, North Carolina 27560

USA

Attention: General Counsel

Email: legal@liquidia.com

With a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

USA

Attention: Andrew P. Gilbert

Email: andrew.gilbert@us.dlapiper.com

Section 5.02.  Bulk Sales Laws.  Buyer and Seller hereby waive compliance with the provisions of the bulk sales Law of any state relating to bulk transfers in connection with the sale of the Inventory hereunder.  Notwithstanding the foregoing, nothing herein shall estop or prevent Seller or Buyer from asserting, as a bar or defense to any Proceeding brought under any such Law, that such Law is not applicable to the transactions contemplated by this Agreement.
Section 5.03.  Amendment.  This Agreement may not be amended or supplemented except by a written instrument duly executed by the authorized representative of each Party.
Section 5.04.  Expenses.  All costs and expenses of whatsoever nature incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 5.05.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Parties hereto, except that Buyer may assign its rights or obligations hereunder to its parent, or any of its Affiliates, without the consent of Seller.  Any other purported assignment or delegation in contravention of the foregoing shall be null and void.
Section 5.06.  Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, USA, excluding application of any conflict of laws principles that would require application of the Law of a jurisdiction outside of State of New York, USA.  Any disputes arising from this Agreement shall be resolved by the Parties pursuant to Article 12 of the License Agreement, which is hereby incorporated herein by reference.
Section 5.07.  Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.
Section 5.08.  Entire Agreement.  This Agreement (including its Exhibits and any amendments) contains the entire agreement of the Parties with respect to the subject matter of this Agreement except to the extent other agreements are referenced in this Agreement, and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect to the subject matter hereof.
Section 5.09.  Severability.  If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
ARTICLE VI
DEFINITIONS

“Affiliate” means a Person that controls, is controlled by or is under common control with a Party, but only for so long as such control exists.  For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Bill of Sale” has the meaning set forth in Section 1.05 hereof.

“Business Day” means any day, other than a Saturday or Sunday or any other day on which banks are required or authorized to close in New York, New York or Taiwan.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Buyer Indemnified Parties” has the meaning set forth in Section 4.01 hereof.

“Claim(s)” has the meaning set forth in Section 4.01 hereof.

“Closing” has the meaning set forth in Section 1.04 hereof.

“Closing Date” has the meaning set forth in Section 1.04 hereof.

“Delivery” has the meaning set forth in Section 1.06 hereof.

“Effective Date” has the meaning set forth in the preamble of this Agreement.

“Excluded Liabilities” has the meaning set forth in Section 1.03 hereof.

“Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Indemnified Parties” has the meaning set forth in Section 4.02 hereof.

“Inventory” means the quantities of materials set forth in Exhibit A.

“Knowledge” shall have the meaning set forth in the License Agreement.

“Law” or “Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any Governmental Body.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, but not limited to, any liability for Taxes.

“License Agreement” has the meaning set forth in the recitals of this Agreement.

“Loss” means any claim, demand, Proceeding, loss, damage, penalty, Liability, obligation, settlement payment, cost and expense of every kind whatsoever (including, without limitation, costs of investigation, preparing or defending any such claim, demand or Proceeding and reasonable legal fees and disbursements).

“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

“Permitted Liens” means (a) any mechanic’s, materialmen’s or similar statutory lien incurred in the ordinary course of business for monies not yet due and (b) any lien for Taxes not yet due.

“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

“Philadelphia GMP Depot Facility” means that certain storage facility located at 215 Bridgewater Rd., Bridgewater Business Park, Aston, PA 19014, USA.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other Governmental Body or referee, trustee, arbitrator or mediator.

“Seller” has the meaning set forth in the preamble of this Agreement.

“Seller Indemnified Parties” has the meaning set forth in Section 4.02 hereof.

“Tax” or “Taxes” means, without limitation, any federal, state, local, foreign or other net income, gross income, gross receipts, license, lease, payroll, employment, excise, severance, stamp, occupation, premium, ad valorem, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code), customs duties, capital stock, franchise, service, service use, profits, withholding, social security (or similar), unemployment, disability, real property, customs duties, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and any obligations under any agreements or arrangements with respect to any taxes described herein.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

BUYER:

LIQUIDIA TECHNOLOGIES, INC.

By /s/ Roger Jeffs

Name: Roger Jeffs

Title: CEO

SELLER:

PHARMOSA BIOPHARM INC.

By /s/ Pei Kan

Name: Pei Kan

Title: President

[Signature Page to Asset Transfer Agreement]

EXHIBIT A

Inventory

Clinical Drug Supply1

[***]

Devices

[***]

1 To the extent any inventory on this Exhibit A is stated as of a specific date, any changes in inventory since that date have been in the normal course of business in the conduct of the Existing Clinical Trial (as defined in the License Agreement) consistent with past practice.

EXHIBIT B

Bill of Sale

_________ __, 2023

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pharmosa Biopharm Inc., a Taiwan corporation (“Seller”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Liquidia Technologies, Inc., a Delaware corporation (“Buyer”), all of its rights, title and interests in and to the Inventory (as such term is defined in the Asset Transfer Agreement dated as of even date herewith, by and between Buyer and Seller (“Asset Transfer Agreement”)) in accordance with Asset Transfer Agreement to have and to hold the same unto Buyer, its successors and assigns forever.

Seller, for itself, its successors and its assigns, hereby covenants and agrees that, at any time and from time to time upon the written request of Buyer, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and its assigns, title to the assets sold, conveyed and transferred by this Bill of Sale.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale as of the date first written above.

PHARMOSA BIOPHARM INC.
By: ______________________________ Name: Title: